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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 8, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Tonix Pharmaceuticals Holding Corp. (the “Company”) announced two presentations (the “Presentations”) entitled “Synthetic Chimeric Horsepox Virus (scHPXV) Vaccination Protects Macaques from Monkeypox” and “The virus-host Interface: A treasure trove of novel antiviral targets” by faculty of the Department of Cell Biology, University of Alberta and scientists at the Company, at the 4th Symposium of the Canadian Society for Virology held on June 5, 2022, in Edmonton, Alberta, Canada. Copies of the press releases that discuss these matters are filed as Exhibits 99.01 and 99.02 hereto and incorporated herein by reference. The Presentations, which may contain nonpublic information, are filed as Exhibits 99.03 and 99.04 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01, 99.02, 99.03 and 99.04 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events.

On June 8, 2022, the Company announced data included in a poster (the “Poster”) entitled, “Synthetic Chimeric Horsepox Virus (scHPXV) Vaccination Protects Macaques from Monkeypox,” which describes data from animals vaccinated with the Company’s TNX-801 live virus vaccine product candidate to protect against monkeypox and smallpox. The Poster reports that all animals (eight of eight) vaccinated with TNX-801 were fully protected with sterilizing immunity from a challenge with intra-tracheal monkeypox. The vaccinations with TNX-801 were well tolerated. Synthetic horsepox virus is the basis for the Company’s TNX-801 vaccine candidate and for the Company’s Recombinant Pox Virus (RPV) platform to protect against other pathogens, including SARS-CoV-2.

Also on June 8, 2022, the Company announced data presented by Professor Tom Hobman, Ph.D., Professor, Department of Cell Biology, The University of Alberta, in a presentation entitled, “The virus-host Interface: A treasure trove of novel antiviral targets,” showing that three different Wnt/β-Catenin inhibitor drug candidates decreased lung infection in an animal model of SARS-CoV-2 infection. The set of Wnt/β-Catenin inhibitors tested include drugs that have been previously studied in humans for other indications, including one drug that is approved by the U.S. Food and Drug Administration. Professor Hobman believes that reducing β-Catenin levels with Wnt-inhibitor drugs induces peroxisome proliferation and enhances the interferon response. Previously, SARS-CoV-2 was shown to be sensitive to inhibition by interferon. Professor Hobman reported that Wnt/β-Catenin inhibitor and peroxisome inducing drugs also inhibit Zika virus and Mayaro virus in cell culture. The Company sponsored Professor Hobman’s research involving Wnt/β-Catenin signaling pathway inhibitors as broad-spectrum antivirals and has licensed the technology from the University of Alberta.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
99.01 99.02 99.03 99.04 104

Press release of the Company, dated June 8, 2022

Press release of the Company, dated June 8, 2022

Synthetic Chimeric Horsepox Virus (scHPXV) Vaccination Protects Macaques from Monkeypox

The virus-host Interface: A treasure trove of novel antiviral targets

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 8, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer